Exhibit 99.1

News Release

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2014

System Revenues Increase by 27% Reflecting Continued Market Acceptance

BEVERLY, Mass. — May 6, 2014—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the first quarter ended March 31, 2014. Highlights for the quarter were:

•                  Net income of $0.2 million or $0.00 per share compared to net income of $0.6 million or $0.01 per share in the fourth quarter of 2013.

•                  System sales of $32.5 million, a 27% increase over the fourth quarter of 2013, reflecting market acceptance of the Purion™ platform.

•                  Closed an order for the Company’s innovative Purion M™ medium current implanter with a second leading chipmaker in Asia after a highly successful evaluation process in which the product exceeded goals in numerous performance categories.

•                  Shipped multiple Purion XE™ implanters for high volume production of advanced NAND devices.

The Company reported first quarter revenue of $60.8 million, compared to $58.6 million for the fourth quarter of 2013. Operating profit for the quarter was $0.3 million, compared to $1.04 million for the fourth quarter of 2013. Net income for the quarter was $0.2 million, or $0.00 per share. This compares to net income for the fourth quarter of 2013 of $0.6 million, or $0.01 per share. Cash and cash equivalents were $43.0 million at March 31, 2014 compared with $46.3 million at December 31, 2013.

Chairman and CEO Mary Puma said, “The Purion platform has been specifically designed to address our customers’ most stringent requirements for advanced planar and 3D devices. As a result, the Purion products led a strong increase in system revenues during the first quarter, including multiple Purion XE shipments and a Purion M order from a second customer. In addition, the Purion H is generating significant interest from customers.”

First Quarter 2014 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss results for the first quarter 2014. An audio webcast will be available on the Investor page of Axcelis’ website at www.axcelis.com, or by dialing 1.888.679.8035 (1. 617.213.4848 outside North America). Participants calling into the conference call will be requested to provide the company name, Axcelis, and passcode: 36177541. Webcast replays will be available for 90 days following the conference call.

Safe Harbor Statement

The conference call will contain forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 35 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

Company Contacts

Investor Relations:

Doug Lawson
978.787.9552

Editorial/Media:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2014	2013
Revenue
Product	$55,015	$34,452
Services	5,825	6,274
Total revenue	60,840	40,726
Cost of revenue
Product	33,802	22,181
Services	5,298	5,602
Total cost of revenue	39,100	27,783

Gross profit	21,740	12,943

Operating expenses
Research and development	9,257	9,206
Sales and marketing	5,476	5,201
General and administrative	6,481	6,590
Gain on sale of dry strip assets and intellectual property	—	(368)
Restructuring charges	200	1,801
Total operating expenses	21,414	22,430

Income (loss) from operations	326	(9,487)

Other income (expense)
Interest income	2	3
Interest expense	(251)	—
Other, net	292	829
Total other income	43	832

Income (loss) before income taxes	369	(8,655)

Income taxes	195	333

Net income (loss)	$174	$(8,988)

Net earnings (loss) per share
Basic	$0.00	$(0.08)
Diluted	$0.00	$(0.08)

Shares used in computing net earnings (loss) per share
Basic weighted average common shares	110,649	108,227
Diluted weighted average common shares	115,798	108,227

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$43,039	$46,290
Accounts receivable, net	38,121	36,587
Inventories, net	95,533	95,789
Prepaid expenses and other current assets	7,476	6,242
Total current assets	184,169	184,908

Property, plant and equipment, net	31,605	32,006
Restricted cash, long-term	825	825
Other assets	16,104	15,810
Total assets	$232,703	$233,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$17,865	$19,451
Accrued compensation	4,692	4,845
Warranty	1,496	1,316
Income taxes	474	417
Deferred revenue	3,836	4,387
Current portion of long-term debt	762	471
Other current liabilities	4,100	4,573
Total current liabilities	33,225	35,460

Long-tem debt	14,238	14,529
Long-term deferred revenue	257	322
Other long-term liabilities	7,058	7,236
Total liabilities	54,778	57,547

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 30,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 300,000 shares authorized; 111,269 shares issued and 111,149 shares outstanding at March 31, 2014;110,225 shares issued and 110,105 shares outstanding at December 31, 2013	111	110
Additional paid-in capital	513,411	510,992
Treasury stock, at cost, 120 shares at March 31, 2014 and December 31, 2013	(1,218)	(1,218)
Accumulated deficit	(339,447)	(339,621)
Accumulated other comprehensive income	5,068	5,739
Total stockholders’ equity	177,925	176,002
Total liabilities and stockholders’ equity	$232,703	$233,549

Axcelis Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2014	2013
Cash flows from operating activities
Net income (loss)	$174	$(8,988)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	1,140	1,394
Gain on sale of dry strip assets and intellectual property	—	(368)
Deferred taxes	312	56
Stock-based compensation expense	1,172	839
Provision for excess inventory	59	2,211
Changes in operating assets & liabilities
Accounts receivable	(1,634)	1,458
Inventories	(52)	(1,672)
Prepaid expenses and other current assets	(1,252)	(544)
Accounts payable and other current liabilities	(2,025)	5,043
Deferred revenue	(614)	(843)
Income taxes	61	84
Other assets and liabilities	(1,304)	(549)
Net cash used for operating activities	(3,963)	(1,879)

Cash flows from investing activities
Proceeds from sale of dry strip assets and intellectual property	—	400
Expenditures for property, plant, and equipment	(227)	(150)
Decrease in restricted cash	—	3
Net cash (used for) provided by investing activities	(227)	253

Cash flows from financing activities
Proceeds from exercise of stock options	1,277	49
Net cash provided by financing activities	1,277	49
Effect of exchange rate changes on cash	(338)	(968)
Net decrease in cash and cash equivalents	(3,251)	(2,545)
Cash and cash equivalents at beginning of period	46,290	44,986
Cash and cash equivalents at end of period	$43,039	$42,441